UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 20, 2016

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE		52498
Cedar Rapids, Iowa		(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On April 20, 2016, the Board of Directors of Rockwell Collins, Inc. (the "Company") approved the addition of a new Article XI to the Company's Amended and Restated By-Laws. Article XI provides that, unless the Company consents in writing to an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's shareowners, (iii) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants.

The Company's Amended and Restated By-Laws took effect upon adoption by the Board. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws which are attached hereto as Exhibit 3-b-1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3-b-1. By-Laws of the Company, as amended and restated effective April 20, 2016.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Dated: April 21, 2016

By:     /s/ Robert J. Perna
Robert J. Perna
Senior Vice President,
General Counsel and Secretary